Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Christopher Schreiber Taglich Brothers, Inc. Investor Relations Counsel 800.383.8464 cs@taglichbrothers.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS FOURTH QUARTER
SALES DOUBLE AND NET INCOME QUADRUPLES
OVER PRIOR-YEAR PERIOD

MORRISVILLE, N.C. – February 23, 2012 – Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that net sales more than doubled while net income quadrupled for the fourth quarter ended December 31, 2011.

The Company’s continued investment in all aspects of its moissanite brand and business was further rewarded by excellent operating results for the year ended December 31, 2011, as well.  Both loose moissanite and finished jewelry sales flourished during the period.

Financial Highlights:

•	Q4 net sales increase 105% to $7.2 million vs. $3.5 million in Q4 2010, and full year net sales increase 26% to $16.0 million vs. $12.7 million in 2010

•	Profitable Q4 and full year – Q4 net income of $1.8 million vs. prior-year period net income of $410,000; full year net income of $1.6 million vs. prior-year net income of $1.6 million

•	$10.5 million cash and investments and no long-term debt at 12/31/11

•	Positive cash flow from operations in Q4 of $1.6 million and full year of $3.5 million

Net sales for the three months ended December 31, 2011 increased 105% to approximately $7.2 million, compared with approximately $3.5 million in sales during the corresponding period of the previous year.  Loose moissanite gemstone sales increased 149% to approximately $4.8 million, compared with approximately $1.9 million in the corresponding period of the previous year.  Finished jewelry sales increased 50% to approximately $2.4 million, compared with approximately $1.6 million in the corresponding period of the previous year.

Net sales for the year ended December 31, 2011 increased 26% to approximately $16.0 million, compared with approximately $12.7 million in net sales during the year ended December 31, 2010.  Loose moissanite gemstone sales increased 19% to approximately $12.1 million, compared with approximately $10.2 million in the previous year.  Finished

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

jewelry sales increased 57% to approximately $4.0 million, compared with approximately $2.5 million in the previous year.

The Company recorded net income of $1.8 million in the fourth quarter of 2011, or $0.09 per diluted share, representing an approximate $1.4 million improvement relative to net income of $410,000, or $0.02 per diluted share, in the fourth quarter of 2010.  For each of the years ended December 31, 2011 and 2010, net income totaled $1.6 million, or $0.08 per diluted share, respectively.

Operating expenses increased $594,000, or 35%, and $1.5 million, or 23%, during the fourth quarter and year ended December 31, 2011, respectively, when compared to the same periods of 2010.  Of these increases, sales and marketing expenses increased $747,000, or 228%, and $1.3 million, or 66%, during the fourth quarter and year ended December 31, 2011, respectively, when compared with the same periods in 2010.  This was primarily due to the Company’s investments in marketing and branding initiatives to better position Charles & Colvard’s product lines in the marketplace, as well as key strategic personnel additions in support of its direct-to-consumer Moissanite.com e-commerce and Lulu AvenueTM home party businesses.

“The turnaround story continues at Charles & Colvard, and we’re thrilled with our outstanding results in the fourth quarter,” stated Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “Revenues benefited from our investments in new sales and marketing initiatives throughout our distribution channels.  Our television shopping network customers’ sales were strong as a result of our two largest networks significantly increasing the number of moissanite shows during the fourth quarter due to the continued success they have been experiencing, and we expect this trend to continue.  Our sales team has also made inroads into several international markets, including China and Kazakhstan, that represent new opportunities for moissanite jewelry and have the potential to continue providing incremental revenue for our Company.  Lastly, we experienced increased revenue from reorders indicating successful sell-through with our highly valued existing moissanite distributors and retailers in both the United States and abroad.

“We invested significant time and monetary resources during 2011 improving our infrastructure and building our new direct-to-consumer businesses, all of which impacted our profitability for the year.  In light of this, finishing the year with $1.6 million in net income highlights our strong financial performance in the fourth quarter, making our results even more gratifying to us.  Moissanite.com continues to add product assortment and site functionality improvements, and we are currently experiencing revenue growth that we expect will continue to increase.  In addition, our Lulu AvenueTM sales team has been pursuing field recruitment efforts while our merchandising and marketing teams have been developing the Lulu AvenueTM product line and creating catalogs and marketing collateral.  We are also finalizing the development of our direct sales front-end and back-office system that will support our Lulu AvenueTM field personnel in their businesses and also provide operational support to drive the business forward.  We expect Lulu AvenueTM will begin to meaningfully impact our revenues in the second half of 2012 while significantly increasing our market exposure and our revenue streams for years to come.

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

“We are also continuing to define our brand strategies.  In January 2012, we entered into an exclusive agreement with Serenity Technologies, Inc., one of the world’s notable laboratories for gemstone enhancements, to create moissanite gemstones with optical properties that are remarkably whiter and brighter than ever before.  We are introducing these enhanced gemstones as Forever BrilliantTM, a new premier brand of Charles & Colvard Created Moissanite®, available on our e-commerce site Moissanite.com and soon through our current distributors.  We believe this brand will become the new standard for moissanite, and we are working diligently with the Levine Design Group of New York on several marketing initiatives to deliver our message to consumers and the jewelry trade.

“Looking ahead to the first quarter of 2012, we expect, based on the to-date execution of our strategies, including the development of proprietary brands and new product lines, to experience continued stronger sales.  We remain optimistic that our multi-channel sales and marketing strategies will play a key role in the accomplishment of our growth objectives,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $10.5 million at December 31, 2011, up from approximately $8.8 million at December 31, 2010, and the Company had no long-term debt outstanding as of December 31, 2011.  Cash generated from operations totaled $1.6 million and $3.5 million during the three months and year ended December 31, 2011, respectively.  During the fourth quarter of 2011, the primary drivers of positive cash flow were the Company’s net income of $1.8 million that included $470,000 of net non-cash expenses, a net decrease in inventory of $1.7 million, an increase in trade accounts payable of $350,000, and a net increase in accrued liabilities of $252,000.  These factors more than offset an increase in trade accounts receivable of $2.8 million and an increase in prepaid expenses and other assets of $161,000.

During the year ended December 31, 2011, the primary drivers of positive cash flow were the Company’s net income of $1.6 million that included $1.6 million of net non-cash expenses, a net decrease in inventory of $2.6 million, receipt of an income tax receivable of $113,000, and an increase in trade accounts payable of $519,000.  These factors more than offset a net increase in trade accounts receivable of $2.9 million, an increase in prepaid expenses and other assets of $88,000, and a net decrease in accrued liabilities of $24,000.

Total inventory, including long-term and consignment inventory, approximated $35.0 million as of December 31, 2011, which was down from approximately $37.4 million at the end of 2010 primarily as a result of sales, offset in part by purchases in 2011 of jewelry castings, findings, and other jewelry components; fashion finished jewelry in support of the Company’s home party direct sales business; and limited production of moissanite gemstones.  Net trade accounts receivable approximated $6.1 million at the end of the fourth quarter of 2011, up $2.4 million from the end of 2010, primarily as a result of a $3.7 million sales increase in the fourth quarter of 2011.

“We are very pleased to have generated over $1.6 million in positive cash flow from operations during the fourth quarter, which was accomplished even with investments in our home party and other future revenue-generating initiatives,” said Timothy L. Krist, Chief

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

Financial Officer of Charles & Colvard, Ltd.  “It speaks to the commitment this management team made back in 2009 to get our Company cash flow positive and work diligently to keep it there.  Additionally, we continue to remain well-positioned financially to organically grow our business with over $10 million in available cash and investments and a long-term debt-free balance sheet.”

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EST today, February 23, 2012, to discuss its fourth quarter and full year 2011 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EST on Thursday, February 23, 2012.  The call will also be broadcast live on the Internet at www.visualwebcaster.com/event.asp?id=85405.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EST on Friday, March 2, 2012 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10010357.

The conference call will also be archived for review on the Internet at www.visualwebcaster.com/event.asp?id=85405 and on the Company’s website at www.charlesandcolvard.com until Friday, March 2, 2012.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity.  Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.”  For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products; our dependence on third parties for the sales and marketing of our products to end consumers; dependence on a limited number of customers; our current

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

customers’ potential perception of us as a competitor in the finished jewelry business; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; intense competition in the worldwide jewelry industry; the financial condition of our major customers; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; our ability to protect our intellectual property; and possible adverse effects of governmental regulation and oversight, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

Charles & Colvard, Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$7,170,463	$3,501,859	$16,033,408	$12,686,771
Costs and expenses:
Cost of goods sold	3,065,987	1,278,076	6,510,452	4,825,921
Sales and marketing	1,073,517	326,924	3,312,383	1,992,842
General and administrative	1,160,879	1,350,798	4,671,111	4,526,335
Research and development	73,738	36,059	145,720	99,888
Total costs and expenses	5,374,121	2,991,857	14,639,666	11,444,986
Income from operations	1,796,342	510,002	1,393,742	1,241,785
Other income (expense):
Interest income	22,951	22,150	85,271	109,183
Interest expense	(423)	(186)	(1,141)	(2,831)
Loss on disposal of assets	-	-	(94,408)	-
Gain (loss) on call of long-term investments	3,634	(25,528)	721	(25,528)
Total other income (expense)	26,162	(3,564)	(9,557)	80,824
Income before income taxes	1,822,504	506,438	1,384,185	1,322,609
Income tax net (expense) benefit	(24,325)	(96,206)	183,947	234,275
Net income	$1,798,179	$410,232	$1,568,132	$1,556,884

Net income per common share:
Basic	$0.09	$0.02	$0.08	$0.08
Fully diluted	$0.09	$0.02	$0.08	$0.08

Weighted average number of shares used in computing net income per common share:
Basic	19,460,877	19,278,052	19,443,288	19,177,816
Fully diluted	19,713,503	19,515,909	19,703,204	19,424,540

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

Charles & Colvard, Ltd.
Consolidated Balance Sheets
(unaudited)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$6,701,701	$7,736,044
Accounts receivable, net	6,064,764	3,679,141
Interest receivable	12,109	6,163
Income tax receivable	-	113,030
Inventory, net	6,849,592	6,306,875
Prepaid expenses and other assets	419,729	343,137
Total current assets	20,047,895	18,184,390
Long-term assets:
Held-to-maturity investments	3,760,399	1,018,551
Inventory, net	28,157,497	31,075,626
Property and equipment, net	1,420,971	377,352
Patent and license rights, net	248,812	252,542
Other assets	13,746	1,990
Total long-term assets	33,601,425	32,726,061
TOTAL ASSETS	$53,649,320	$50,910,451

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,060,937	$542,084
Accrued cooperative advertising	213,000	314,000
Accrued expenses and other liabilities	581,009	308,653
Total current liabilities	1,854,946	1,164,737
Long-term liabilities:
Accrued income taxes	741,645	937,414
Total liabilities	2,596,591	2,102,151
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 19,454,689 and 19,291,568 shares issued and outstanding at December 31, 2011 and 2010, respectively	52,833,716	53,113,608
Additional paid-in capital – stock-based compensation	7,767,877	6,811,688
Accumulated deficit	(9,548,864)	(11,116,996)
Total shareholders’ equity	51,052,729	48,808,300
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,649,320	$50,910,451

Charles & Colvard Reports Fourth Quarter Sales Double and Net Income Quadruples Over Prior-Year Period
February 23, 2012

Charles & Colvard, Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Year Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,568,132	$1,556,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	299,550	136,622
Amortization of bond premium	4,498	12,911
Stock-based compensation	983,504	415,284
Provision for uncollectible accounts	430,261	776,000
Provision for sales returns	39,000	(28,000)
Provision for inventory reserves	(274,000)	(1,353,000)
Loss on disposal of assets	94,408	-
(Gain) loss on call of long-term investments	(721)	25,528
Changes in assets and liabilities:
Accounts receivable	(2,854,884)	(3,383,845)
Interest receivable	(5,946)	(6,098)
Income tax receivable	113,030	(113,030)
Note receivable	-	54,627
Inventory	2,649,412	3,096,416
Prepaid expenses and other assets, net	(88,348)	(154,325)
Accounts payable	518,853	276,645
Accrued cooperative advertising	(101,000)	141,000
Accrued income taxes	(195,769)	(121,245)
Other accrued liabilities	272,356	150,699
Net cash provided by operating activities	3,452,336	1,483,073

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,385,132)	(246,647)
Purchases of long-term investments	(6,995,625)	(5,056,990)
Proceeds from call of long-term investments	4,250,000	4,000,000
Patent and license rights costs	(48,715)	(40,903)
Net cash used in investing activities	(4,179,472)	(1,344,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	47,234	191,826
Share repurchases	(354,441)	-
Net cash (used in) provided by financing activities	(307,207)	191,826

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,034,343)	330,359
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,736,044	7,405,685
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,701,701	$7,736,044

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,141	$2,831

###